EXHIBIT 10.1
SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE LOCATION OF REDACTED MATERIAL IS MARKED AT THE APPROPRIATE PLACE WITH BRACKETS AND ASTERISKS ([***]).

SECOND AMENDMENT TO GAS GATHERING AGREEMENT

This Second Amendment to the Gas Gathering Agreement (“Second Amendment”) is effective as of the 1st day of May, 2023 (“Amendment Date”), by and between DELAWARE BASIN MIDSTREAM LLC f/k/a DELAWARE BASIN MIDSTREAM, LLC (“DBM”), and ANADARKO E&P ONSHORE LLC (“AEP”). DBM and AEP are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, DBM and AEP are parties to that certain Gas Gathering Agreement, effective as of January 1, 2018 (as amended, the “Agreement”), pursuant to which DBM agreed to provide to AEP certain gathering and related services with respect to Gas delivered to DBM by AEP;

WHEREAS, the Parties desire to amend the Agreement to, among other things: (i) modify the fee escalation provision, and (ii) modify the Term; and

WHEREAS, Section 15.7 of the Agreement provides that the Agreement may not be changed, modified, or altered except by an instrument in writing signed by both Parties.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as of the Amendment Date as follows:
AGREEMENT
1.Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Annual Renewal” has the meaning set forth in Section 9.1.

“CPI Index” means the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Customers, U.S. City Average, All Items, Not Seasonally Adjusted, Base Period 1982-84=100.

“GPC” means that certain Gas Processing Contract between the Parties dated January 1, 2018, as amended.

“GPC Term” means the “Term” of the GPC as that term is defined in the GPC.

“Point(s) of Delivery” or “Delivery Point(s)” shall mean the outlet of DBM’s System for each point identified on the attached Exhibit “B”, as such Exhibit may be amended from time to time by mutual written agreement of the Parties.

“Term” has the meaning set forth in Section 9.1.”

2.Amendment to Section 6.5 of the Agreement. Section 6.5 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 6.5 Escalation. The LP Rich Gathering Fee only (and, for clarity, no other fees set forth in this Agreement) will adjust on each of January 1, 2029, January 1, 2030, January 1, 2031, and January 1, 2032 by multiplying the then current LP Rich Gathering Fee by ***. Thereafter, all of the fees set forth in Section 6.1 (including the LP Rich Gathering Fee) will adjust on January 1, 2033 and each January 1st thereafter by the percentage increase in the CPI Index between the two most recent years (relative to the year in which any such adjustment is being calculated) for which data is reported by the U.S. Department of Labor, Bureau of Labor Statistics; provided, however, that any such annual adjustment shall not be less than *** percent (***%) per year or greater than *** percent (***%) per year (for clarity, any percent change in the CPI Index that is less than ***% will be deemed equal to an adjustment of ***% and any percent change in the CPI Index that is more than ***% will be deemed equal to an adjustment of ***%). If the CPI Index is no longer published, the Parties shall mutually agree on a comparable replacement index that most closely approximates the basket of goods and services reflected in the CPI Index.”

3.Amendment to Section 9.1 of the Agreement. Section 9.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 9.1 Term. This Agreement shall become effective as of the Effective Date, and shall remain in full force and effect for a primary term of fifteen (15) years (the “Primary Term”). The Primary Term shall be automatically extended to match any extension to the GPC Term if and only to the extent the GPC Term is extended (as effected in accordance with the terms and conditions of the GPC) to a date beyond the end of the then-current Primary Term. Following the expiration of the Primary Term (as extended to match the GPC Term, if applicable), this Agreement shall continue from year to year thereafter (each an “Annual Renewal”), unless terminated by either Party at the expiration of the Primary Term (as extended to match the GPC Term, if applicable), or any Annual Renewal thereafter, by providing not less than *** (***) days’ prior written notice to the other Party. The Primary Term (as extended to match the GPC Term, if applicable) and all Annual Renewals are, together, the “Term”. Termination or expiration of this Agreement shall not relieve either Party from any obligations previously accrued hereunder. Notwithstanding the foregoing and for the avoidance of doubt, the Parties acknowledge and agree that any expiration, termination, or suspension of the GPC Term (in each case, as effected in accordance with the terms of the GPC) shall not affect (i.e. shall not shorten or truncate) the Primary Term (as extended to match the GPC Term) or any Annual Renewal.”

4.Exhibit “E” of the Agreement. The Parties acknowledge that they are in the process of updating the Dedicated Lands to align with a fixed date certain in the future. The Parties agree (a) that such interim updates to Exhibit “E” to the Agreement, once completed by mutual written agreement of the Parties, shall supersede the Exhibit “E” originally included in the current, as-

executed Agreement, and (b) to amend Exhibit “E” to the Agreement once the Parties finalize such interim updates with respect to the Dedicated Lands.

5.Ratification. Except as specifically provided in this Second Amendment, all terms and provisions of the Agreement and the Parties’ rights and obligations thereunder shall remain unchanged and in full force and effect as originally written or previously amended in accordance with the terms of the Agreement, and the Agreement, as modified by this Second Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties. From and after the Amendment Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Agreement as amended hereby.

6.Application of Certain Provisions. The provisions of Sections 10.1, 13.2, 15.2, 15.7, 15.8, 15.9, 15.10, 15.11, 15.12, 15.13, 15.14 and 15.15 of the Agreement, as well as any defined terms necessary to give meaning to such provisions, in each case shall apply mutatis mutandis to this Second Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to be effective for all purposes as of the Amendment Date.

DELAWARE BASIN MIDSTREAM LLC		ANADARKO E&P ONSHORE LLC By: Anadarko Energy Services Company, as agent
By:	/s/ Michael Ure	By:	/s/ Terry Morrison
Name:	Michael Ure	Name:	Terry Morrison
Title:	President and CEO	Title:	Senior Vice President

Signature Page to Second Amendment to Gas Gathering Agreement